                                                                   EXHIBIT 10.26



                     AGREEMENT OF COMPROMISE AND SETTLEMENT

                  This AGREEMENT OF COMPROMISE AND SETTLEMENT dated June 6, 2002 (this "Settlement Agreement") is entered into by and among The Spectranetics Corporation, a Delaware corporation ("Spectranetics" or the "Company"), on the one hand, and Steven Sweet ("Mr. Sweet"), Joseph Largey ("Largey"), Paul Samek ("Samek"), Lawrence McKinley, acting solely in his individual capacity ("McKinley"), and Sharon Sweet ("Ms. Sweet") (collectively, the "Sweet 13D Group"), on the other hand. Emile J. Geisenheimer ("Geisenheimer") is a Party to this Settlement Agreement solely in his individual capacity with respect to the Mutual Release pursuant to Section 3(a) below and the dismissal of the State Action pursuant to Section 4 below.

                                  DEFINED TERMS

                  As used in this Settlement Agreement, the following terms shall have the following meanings:

                  "2002 Annual Meeting" means the annual meeting of the stockholders of Spectranetics to be held in 2002 at which the election of two Directors shall be considered.

                  "Actions" means (1) The Spectranetics Corp., et al. v. Largey, et al., Case No. 19620 pending in the Court of Chancery of the State of Delaware (the "State Action") and (2) The Spectranetics Corp. v. Largey, et al., Case No. 02-452, pending in the United States District Court for the District of Delaware (the "Federal Action").

                  "Board" means the Board of Directors of Spectranetics.

                  "Board Nominees" means Emile Geisenheimer and John Schulte, or any other Board Nominees selected by the Company.

                  "Common Stock" means the common stock, par value $.001 per share, of Spectranetics.

                  "Director" means a member of the Board.

                  "Effective Date" means the close of business on the date that is ten (10) calendar days after the day on which the Company first publicly announces the rescheduled date of the 2002 Annual Meeting pursuant to Section 1(c) of this Settlement Agreement and following adoption of the change to the Company's bylaws pursuant to Section 1(b) of this Settlement Agreement, but only if no nominee(s) for election to the Board at the 2002 Annual Meeting other than the Board Nominees have been nominated and none of Largey, Samek or Ms. Sweet has exercised his or her right to revoke the Separation Agreement executed pursuant to Section 3(b), (c) or (d) below. In the event any Person other than the Board Nominees is nominated for election to the Board at the 2002 Annual Meeting on or before such date, or a revocation of any Separation Agreement occurs, the Effective Date shall not occur.

                  "Execution Date" means the date on which this Settlement Agreement has been executed by all Parties, June 6, 2002.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Insurgent Campaign" means the plans, preparations and efforts of the Sweet 13D Group to solicit proxies to elect a slate of directors or pass any stockholder proposal at the 2002 Annual Meeting.

                  "Interim Period" means the ten (10) calendar day period after the Company gives notice of the rescheduled date of the 2002 Annual Meeting pursuant to Section 1(c) of this Settlement Agreement.

                  "New Unaffiliated Directors" means two Directors who, prior to their election as Directors, have no material business, personal, familial or other relationship with any Party or any Party's Affiliates.

                  "Parties" means Spectranetics, Geisenheimer and each member of the Sweet 13D Group. Spectranetics, Geisenheimer and each member of the Sweet 13D Group shall for purposes of this Settlement Agreement be deemed to be, in his, her or its individual capacity, a Party.

                  "Person" means any individual, corporation, association, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, estate, other entity or organization or group.

                  "Proposals" means the stockholder proposals described in the Proxy Materials.

                  "Proxy Materials" means the materials filed by Mr. Sweet and/or the Sweet 13D Group with the SEC on or about April 26, 2002, April 29, 2002, May 3, 2002, May 7, 2002, May 8, 2002, May 13, 2002, May 15, 2002, May 16,
2002, May 20, 2002, May 21, 2002, and/or May 29, 2002.

                  "Schedule 13D" means the Statement on Schedule 13D, as amended, filed by members of the Sweet 13D Group with the SEC on or about May 13, 2002 and May 16, 2002.

                  "SEC" means the Securities and Exchange Commission.

                  "Settlement Agreement" means this Settlement Agreement and Exhibits A-J attached hereto.

                  "Spectranetics Securities" means any securities issued by Spectranetics or any of its direct or indirect subsidiaries, including the Common Stock and any other debt or equity securities of Spectranetics or any of its direct or indirect subsidiaries that are outstanding as of the Execution Date or may hereafter be issued, and options or warrants to purchase the Common Stock or such other debt or equity securities.

                  Additional Terms - The terms "Participant," "Proxy" and "Solicitation" shall be used as defined in Regulation 14A under the Exchange Act (whether or not the pertinent securities are subject to Regulation 14A). The terms "Beneficial Ownership" and "Group" shall be used as defined in Regulation 13D-G under the Exchange Act. The terms "Affiliate" and "Associate" shall be used as defined in Rule 12b-2 under the Exchange Act.


                                    RECITALS

                  A. WHEREAS, the Sweet 13D Group has previously filed preliminary Proxy Materials in the Insurgent Campaign; and

                  B. WHEREAS, Spectranetics has terminated Largey and Samek as officers of Spectranetics; and

                  C. WHEREAS, Spectranetics and Geisenheimer have commenced the State Action against Largey and Samek; and

                  D. WHEREAS, Spectranetics has commenced the Federal Action against the Sweet 13D Group; and

                  E. WHEREAS, the Parties have determined that it would be in their best interests to resolve their disputes on the terms and conditions set forth in this Settlement Agreement.

                  FOR AND IN CONSIDERATION of the mutual covenants contained herein, the Parties, intending to be legally bound, hereby agree as follows:

        1. Actions Upon The Execution Date.

           a) Press Release. Upon the Execution Date, Spectranetics and the Sweet 13D Group shall issue the joint press release that is attached hereto as Exhibit A to this Settlement Agreement (with no further modifications or amendments thereto). During the Interim Period, no Party or any of its respective Affiliates, attorneys, Associates or representatives shall issue any other press release, statement, or other public comment that is inconsistent with, or is otherwise contrary to, any statement in such press release, or that relates to any of the other Parties or this Settlement Agreement and shall make no press release, statement or other public comment relating to the other Parties or the Settlement Agreement that is not required by law. In addition, following the Effective Date, no Party or any of its respective Affiliates, attorneys, Associates or representatives shall issue any press release, statement or other public comment that is inconsistent, or otherwise contrary to, this Settlement Agreement. As used in this Settlement Agreement, "public comment" shall include any content appearing on a web site located at www.sweetproxy.com or on any other web site. The Sweet 13D Group agrees that, following the Effective Date, it will shut down its present web site and no Party which is a member of the Sweet 13D Group will establish any web site relating in whole or in part to Spectranetics.

           b) Advance Notice Bylaw. Within one (1) business day of the Execution Date, the Board will adopt an advance notice amendment to the bylaws of the Company in the form of Exhibit B to this Settlement Agreement. Largey agrees to waive notice of the Board meeting at which the bylaw amendment will be considered.

           c) Notice of 2002 Annual Meeting. Within one (1) business day of the Execution Date, the Company will make a public announcement that the 2002 Annual Meeting will take place on a date certain that will trigger the proviso to the second sentence of Section 1.3(A)(2) of the bylaw amendment adopted pursuant to
Section 1(b) of this Settlement Agreement, and will require any stockholder nominations of Director candidates for the 2002 Annual Meeting to be submitted within ten (10) days of such public announcement. The Company reserves the right to further postpone or adjourn the 2002 Annual Meeting.

           d) Temporary Standstill. During the Interim Period, no Party shall take any action with respect to the Actions, the Insurgent Campaign, the Proposals, or any other matter related to the voting at the 2002 Annual Meeting, including, but not limited to, filing any proxy materials or Schedules 13D with the SEC, provided, however, that the following communications may be made by the Parties (the "Permitted Communications"): filings with the SEC that are (1) required to disclose or implement this Settlement Agreement, (2) responsive to comments, inquiries or requests made by the SEC concerning the items described in subsection (1), or (3) necessary, in the sole discretion of the Sweet 13D Group, to effect the withdrawal of members from the Sweet 13D Group. Additionally, Spectranetics will notify the Sweet 13D Group if any Person makes or proposes to make any proposal for stockholder consideration or nominations of Director candidates in connection with the 2002 Annual Meeting during the Interim Period. If such proposal(s) or nomination(s) are made, Spectranetics has the right to request that one or more members of the Sweet 13D Group cooperate with Spectranetics to dissuade that insurgent stockholder from pursuing those nomination(s) or proposal(s). Any discussions between any member of the Sweet 13D Group and an insurgent stockholder that occur as a result of a request by Spectranetics shall also be Permitted Communications.

        2. Non-Occurrence of the Effective Date. In the event the Effective Date does not occur, this Settlement Agreement shall immediately terminate and become null and void; each Party shall have the same rights, obligations and claims that it had prior to the Execution Date; and the negotiation and content of this Settlement Agreement shall not be offered or considered as evidence in any legal proceeding between or among the Parties; provided, however, that each Party shall be responsible for any breach of this Settlement Agreement occurring prior to such termination.

        3. Actions Triggered By The Effective Date. Upon execution of this Settlement Agreement, the following documents shall be executed; provided, however, that no such document shall be effective unless or until the Effective Date occurs:

           a) Mutual Releases. The Parties shall execute the mutual release in the form of Exhibit C of this Settlement Agreement;

           b) Largey Employment. Largey shall execute the resignation letter attached to this Settlement Agreement as Exhibit D resigning from the Board, and Largey and the Company shall execute the Largey Separation Agreement in the form of Exhibit E of this Settlement Agreement;

           c) Samek Employment. Samek and the Company shall execute the Samek Separation Agreement that is attached hereto as Exhibit F of this Settlement Agreement; and

           d) Ms. Sweet Employment. Ms. Sweet shall execute the resignation letter attached to this Settlement Agreement as Exhibit G, and Ms. Sweet and the Company shall execute the Sweet Separation Agreement in the form of Exhibit H of this Settlement Agreement.

        4. Dismissal. Upon the Effective Date, Geisenheimer and the Company shall cause their counsel to execute and file Notices of Voluntary Dismissal, dismissing with prejudice all of the claims set forth in both of the Actions, as to all Parties to the Actions. Such dismissals shall be in the forms attached hereto as Exhibit I and Exhibit J (the "Notice of Voluntary of Dismissal"). Counsel to the Company and Geisenheimer shall file the Notices of Voluntary Dismissal with the United States District Court for the District of Delaware (for the Federal Action) and the Court of Chancery of the State of Delaware (for the State Action) on the Effective Date. The Parties shall take such further action, if any, as may be necessary to obtain the prompt dismissal with prejudice of the Actions.

        5. Cessation of Insurgent Campaign. On the Effective Date, the Sweet 13D Group shall withdraw all of its nominations for election of any Director and all other Proposals for adoption at the 2002 Annual Meeting. Pursuant to Section 9 below, no member of the Sweet 13D Group will make any further proposals for adoption at the 2002 Annual Meeting. After the Effective Date and within two (2) business days of the Company's written request, each member of the Sweet 13D Group shall grant to the Company or its designee(s) an irrevocable proxy to vote in its discretion all Common Stock beneficially owned by such member at the 2002 Annual Meeting.

        6. Payment of Expenses.

           a) Mr. Sweet's Fees. Within five (5) days after the Execution Date, Mr. Sweet shall provide Spectranetics with documentation establishing the costs of his legal and other expenses in connection with the Insurgent Campaign (including, without limitation, those costs and attorney's fees related to the negotiation and execution of this Settlement Agreement). On the Effective Date, Spectranetics will reimburse Mr. Sweet for those expenses, in a single lump sum cash payment, up to a maximum of one hundred thousand dollars ($100,000.00).

           b) Ms. Sweet's Fees. Within five (5) days after the Execution Date, Ms. Sweet shall provide Spectranetics with documentation establishing the costs of her legal expenses in connection with her resignation from the Company and matters that are the subject of this Settlement Agreement (including, without limitation, those costs and attorney's fees related to the negotiation and execution of this Settlement Agreement). On the Effective Date, Spectranetics will reimburse Ms. Sweet for those expenses, in a single lump sum cash payment, up to a maximum of five thousand dollars ($5,000.00).

           c) Other Fees and Expenses. Except as otherwise specified herein, each Party shall bear its own costs and attorney's fees incurred in connection with the Insurgent Campaign and the Action (including, without limitation, those costs and attorney's fees related to the negotiation and execution of this Settlement Agreement). Nothing contained in this Settlement Agreement shall be deemed to alter, affect or release any claims by any Party against their insurers.

        7. New Unaffiliated Directors. Following the Effective Date, two positions on the Board shall be filled by New Unaffiliated Directors. One New Unaffiliated Director shall serve a term of two years and one New Unaffiliated Director shall serve a term of one year, each subject to reelection in accordance with the Company's bylaws, as amended. The Company shall engage Heidrick & Struggles to conduct a search for, and review the qualifications and independence of, the New Unaffiliated Directors. The Company will request that Heidrick & Struggles provide a list of potential New Unaffiliated Directors to the Company and Mr. Sweet on or before June 30, 2002, and the Parties shall use their respective commercially reasonable efforts to select New Unaffiliated Directors as soon as practicable thereafter. Each New Unaffiliated Director shall be subject to the approval in good faith of the Board and Mr. Sweet (and no other Party), which approval shall not be unreasonably withheld. One of the existing Directors of the Company (in addition to Mr. Largey) shall retire as a Director immediately prior to replacement with a New Unaffiliated Director.

        8. Outside Director Equity Incentive Program. Within ten (10) business days of the Effective Date, the Company will retain a nationally recognized consultant of its choice to recommend a program for equity incentives for outside Directors. The Company will submit a program based on such recommendations for a vote of the stockholders at the 2002 Annual Meeting. The Sweet 13D Group will vote in favor of such program based on the recommendations of such outside consultant.

        9. Standstill. Between the Execution Date and the fourth anniversary of the Execution Date, except as expressly authorized by Section 1 above during the Interim Period, each member of the Sweet 13D Group (including McKinley solely in his individual capacity but excluding the obligations of subsection (a)(ii) and
(a) (iii) below), agrees that it and its respective Affiliates shall not, without the prior written consent of the Board, which consent may be withheld in its sole and absolute discretion, directly or indirectly, alone or in concert with any other Person:

           a) (i) acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, Beneficial Ownership of any Spectranetics Securities (or any direct or indirect rights, options or warrants for any Spectranetics Securities, except as may be employed through hedging or similar risk management strategies), other than the Spectranetics Securities that such Person Beneficially Owns as of the date hereof as referenced in Section 12(c) of this Settlement Agreement, provided, however, that McKinley may acquire additional common stock on the open market to the extent that his total Beneficial Ownership does not exceed 300,000 shares of Common Stock; (ii) encourage any Person to acquire, or (iii) advise any Person with respect to the acquisition or proposed acquisition of, Spectranetics Securities other than attempts to dispose of such aforementioned Spectranetics Securities that such Person Beneficially Owns as of the date hereof; provided, however, that this Section (a) shall not apply to acquisitions resulting from (x) the exercise of the vested options held by Largey, Samek or Sweet; or (y) stock splits, reverse stock splits or other reclassifications affecting all outstanding Spectranetics Securities (or any class(es) thereof) or stock dividends or other pro rata distributions by Spectranetics or its direct or indirect subsidiaries to all holders of Spectranetics Securities (or any class(es) thereof) or from exercise of any rights so distributed;

           b) solicit, encourage any other Person to solicit, advise any Person with respect to the Solicitation of, or in any other way participate in, endorse or facilitate any Solicitation of, Proxies or consents with respect to any Spectranetics Securities, or become a Participant, or otherwise engage in any Solicitation of Proxies or consents (A) with respect to any matter submitted or to be submitted to the vote of the holders of any Spectranetics Securities at any annual or special meeting or by written consent, including, without limitation, with respect to the election of Directors of Spectranetics in opposition to the nominees recommended by the Board or otherwise for the purpose of influencing or acquiring control of the management of Spectranetics, or (B) for the purpose of calling a special meeting of Spectranetics' stockholders or the holders of any Spectranetics Securities;

           c) advise or seek to advise any Person with respect to the voting of any Spectranetics Securities;

           d) submit, encourage any other Person to submit, advise or assist any Person with respect to the submission of, or otherwise participate in, or endorse, or facilitate any nominations or proposals to Spectranetics or to the holders of Spectranetics Securities for consideration by the holders of any Spectranetics Securities at any annual or special meeting of such holders or in any action to be taken by written consent pursuant to Spectranetics' charter or bylaws, Rule 14a-3 under the Exchange Act, the provisions of any document governing the terms of any such Spectranetics Securities or governing the rights of the holders thereof, or otherwise;

           e) otherwise take any action to request a special meeting of the holders of any Spectranetics Securities;

           f) request, or take any action to obtain or retain, any list of holders of Common Stock;

           g) deposit any Spectranetics Securities in a voting trust or subject them to a voting agreement or other agreement or arrangement of similar effect or otherwise join or form a partnership, limited partnership, limited liability company, syndicate or other Group (except insofar as a Group consisting solely of the members of the Sweet 13D Group shall be deemed to exist at the Execution
Date) for the purpose of acquiring, holding, voting or disposing of any Spectranetics Securities, or for the purpose of circumventing or avoiding any of the provisions of this Settlement Agreement, encourage, advise or assist any Person to do any of the foregoing;

           h) engage in, or offer, agree or propose to engage in, any acquisition of the Company or substantially all of its assets (other than to participate therein as a stockholder on terms generally available to all of Spectranetics' stockholders); or arrange, or in any way participate, directly or indirectly, in any financing for any such transaction or for the purchase by any person of any Spectranetics Securities or any assets of Spectranetics;

           i) otherwise act (x) to seek representation on the Board, (y) to seek the removal of any members of, or a change in the composition or size of, the Board, or (z) to acquire control of Spectranetics or any of its securities or assets, provided, however, that this subsection (z) shall not apply to acquisitions resulting from (i) the exercise of the vested options held by Largey, Samek or Ms. Sweet; or (ii) stock splits, reverse stock splits or other




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

reclassifications affecting all outstanding Spectranetics Securities (or any class(es) thereof) or stock dividends or other pro rata distributions by Spectranetics or its direct or indirect subsidiaries to all holders of Spectranetics Securities (or any class(es) thereof) or from exercise of any rights so distributed;

            j) publicly disclose any intent, purpose, plan or proposal with respect to the Company, its Board, management, policies, or affairs or any of its securities or assets, or take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan or proposal; or

            k) assist, advise, encourage, facilitate or enter into any agreement or arrangement to assist or advise, any other Person in taking any action referenced in any of Sections 9(a) through (j) above.

        10. Non-Disparagement.

            a) From and after the Execution Date, no member of the Sweet 13D Group shall disparage, criticize, or make any negative statements regarding Spectranetics, the Board, its policies, or any member thereof.

            b) From and after the Execution Date, Spectranetics and its Affiliates shall not disparage, criticize or make any negative statements regarding the Sweet 13D Group, any member of the Sweet 13D Group, its (or any of its members') Affiliates or any family member of a Sweet 13D Group member (together, the "13D Group Protected Persons").

        11. No Admission of Liability or Wrongdoing. This Settlement Agreement and any proceedings taken hereunder are not and shall not in any way be construed as or deemed to be evidence of any admission or concession on the part of any Party of (i) the merits or lack of merits of any claim asserted in the Actions, (ii) the merits or lack of merits in any contention in the Schedule 13D or the Proxy Materials; or (iii) any liability or wrongdoing whatsoever, which liability and wrongdoing are hereby expressly denied and disclaimed by each of the Parties.

        12. Representations and Warranties of the Sweet 13D Group. Each member of the Sweet 13D Group, severally and not jointly, represents and warrants to Spectranetics and Geisenheimer as follows:

            a) Such member of the Sweet 13D Group has the requisite legal power and authority to execute, deliver and carry out this Settlement Agreement, and has taken all necessary legal action to authorize the execution, delivery and performance of this Settlement Agreement and the transactions contemplated hereby.

            b) This Settlement Agreement has been duly and validly authorized, executed and delivered by such member of the Sweet 13D Group, and constitutes a valid and binding obligation, enforceable against such Party in accordance with its terms.

            c) Neither such member of the Sweet 13D Group nor any of its Affiliates Beneficially Owns, or has any direct, indirect or contingent pecuniary interest in, any Spectranetics Securities other than as disclosed in the Schedule 13D.




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

            d) Neither such member of the Sweet 13D Group nor any of its Affiliates (to the best of such member's knowledge) is a member of any Group with respect to Spectranetics Securities and there are no other persons who are part of such a Group with it or any of its Affiliates (to the best of such member's knowledge), except as disclosed in the Schedule 13D.

        13. Representations and Warranties of Geisenheimer. Geisenheimer represents and warrants to each of the members of the Sweet 13D Group as follows:

            a) Geisenheimer has the requisite legal power and authority to dismiss the claims asserted by him in the State Action.

            b) Geisenheimer is authorized to grant the Release in the form attached hereto as Exhibit C.

            c) The obligations imposed on Geisenheimer by Sections 3(a) and 4 of this Settlement Agreement constitute his valid and binding obligations, enforceable in accordance with those terms.

        14. Representations and Warranties of Spectranetics. Spectranetics represents and warrants to each member of the Sweet 13D Group as follows:

            a) Spectranetics is duly organized and validly existing and in good standing under the laws of the State of Delaware, has the requisite corporate power and authority to execute, deliver and carry out this Settlement Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Settlement Agreement and the transactions contemplated hereby.

            b) This Settlement Agreement has been duly and validly authorized, executed and delivered by Spectranetics and constitutes a valid and binding obligation, enforceable against Spectranetics in accordance with its terms.

            c) Spectranetics is authorized to execute and deliver this Settlement Agreement and the provisions of this Settlement Agreement shall be a valid and binding obligation, enforceable against Spectranetics in accordance with its terms.

        15. No Duress, etc. The Parties agree that this Settlement Agreement is entered into without duress, in good faith and for sufficient consideration, and that it is fair, just and reasonable to all Parties.

        16. Full Knowledge; Independent Advice, etc. This Settlement Agreement is entered into with full knowledge of any and all rights which the Parties may have by reason of the pending litigation. All Parties have received or have had made available to them all financial and other information they or their counsel considered necessary to an informed judgment concerning the Settlement Agreement. Each Party has received independent legal advice, has conducted such investigation as its counsel thought appropriate, and has consulted with such other independent advisors as each of them and their counsel deemed appropriate, regarding the Actions, this Settlement Agreement and their rights and asserted rights in connection therewith. None of the Parties is relying upon any representations or statements made by any other Party, or such other Party's employees, agents, representatives or attorneys, regarding this Settlement Agreement or its preparation except to the extent such representations are expressly set forth herein.

        17. Miscellaneous.

            a) McKinley Individual Capacity. This Settlement Agreement shall apply to McKinley individually, and nothing contained herein shall prohibit McKinley from performing his duties to his current or future clients and his current or future employer in his capacity as a securities broker.

            b) Reasonable Efforts. All Parties hereto agree to exercise all reasonable efforts and to take all reasonable steps necessary to effectuate the settlement set forth in this Settlement Agreement.

            c) Successors. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns, and upon any corporation or other entity into or with which any Party hereto may merge, combine or consolidate (provided that the Party is the survivor in such merger, combination or consolidation).

            d) Governing Law. This Settlement Agreement and all disputes arising out of or relating to it shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

            e) Amendments. Any provision in this Settlement Agreement may be amended or waived by an instrument in writing signed by Spectranetics and each member of the Sweet 13D Group, and any such amendment or waiver shall be binding on all Parties. No amendment to or waiver of any other provision hereof shall be effective as against any Party unless such Party agrees to such amendment or waiver in writing. Notwithstanding the foregoing, any amendment or waiver of provisions relating solely to an extension of the Interim Period may be effected upon approval by Spectranetics, Mr. Sweet and Mr. Largey.

            f) Authority. Each person executing this Settlement Agreement represents that he or it has read and fully understands this Settlement Agreement and that he or it has the authority to execute this Settlement Agreement in his individual capacity or in the capacity identified on the signature page below.

            g) Notices. Any notice or communication required or permitted to be given to any Party pursuant to this Settlement Agreement shall be delivered by hand, transmitted by telecopier or sent by registered or certified mail to the address(es) set forth below, or to such other address as any Party shall designate by notice in compliance with this Section. Any notice sent in accordance with this Section shall be deemed received one day after transmission if telecopied (and a confirmation obtained) or delivered by hand, and five business days after deposit if mailed.




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

Notice to Spectranetics:            The Spectranetics Corporation
                                    Attn: Emile Geisenheimer
                                    96 Talamine Ct.
                                    Colorado Springs, CO 80907-5186

With a copy to:                     Latham & Watkins
                                    Attn:  Christopher Kaufman, Esq.
                                    135 Commonwealth Drive
                                    Menlo Park, CA 94025
                                    Telecopy: (650) 463-2600

Notice to Joseph Largey:            Joseph A. Largey
                                    4865 Longwood Point
                                    Colorado Springs, CO 80906

With a copy to:                     Brownstein, Hyatt & Farber
                                    Attn: John Ruppert, Esq.
                                    410 Seventeenth Street, Suite 2200
                                    Denver, CO 80202
                                    Telecopy: (303) 223-1111

Notice to Paul Samek:               Paul Samek
                                    235 Stonebeck Lane
                                    Colorado Springs, CO 80906

With a copy to:                     Brownstein, Hyatt & Farber
                                    Attn: John Ruppert, Esq.
                                    410 Seventeenth Street, Suite 2200
                                    Denver, CO 80202
                                    Telecopy: (303) 223-1111

Notice to Steven Sweet:             Steven W. Sweet
                                    c/o Fireplace Center
                                    10470 Metcalf
                                    Overland Park, KS 66212

With a copy to:                     Faegre & Benson LLP
                                    Attn: Douglas Wright, Esq.
                                    370 Seventeenth Street, Suite 2500
                                    Republic Plaza, 25th Floor
                                    Denver, CO 80202
                                    Telecopy:  (303) 820-0600

Notice to Sharon Sweet:            Sharon L. Sweet
                                   1980 Quadrangle Court
                                   Colorado Springs, CO 80918

With a copy to:                    Brega & Winters
                                   Attn: Loren Mall, Esq.
                                   1700 Lincoln Street, Suite 2222
                                   Denver, CO 80203
                                   Telecopy:  (303) 861-9109

Notice to Lawrence McKinley:       RBC Dain Rauscher
                                   Attn: Lawrence McKinley
                                   1011 Walnut Street, Suite 200
                                   Boulder, CO 80312
                                   Telecopy:  (303) 443-4483

            h) Specific Performance and Jurisdiction. Each of the Parties acknowledges and agrees that irreparable harm would occur if any provision of this Settlement Agreement were not performed in accordance with the terms thereof, or were otherwise breached, and that such harm could not be remedied by an award of money damages. Accordingly, the Parties hereto agree that any non-breaching party shall be entitled to an injunction to prevent breaches of this Settlement Agreement and to enforce specifically the terms and provisions hereof. More specifically, each of the Parties hereto hereby agrees that any action or proceeding arising out of or relating to this Settlement Agreement shall be commenced in any State or Federal Court having subject matter jurisdiction in the State of Delaware, and each Party consents to the personal jurisdiction of and venue in Delaware and agrees further that service of process or notice in any such action or proceeding shall be effective if given in the manner set forth in Section 17(g) of this Settlement Agreement.

            i) Disputes; Attorneys' Fees. If a Party is required to arbitrate or seek judicial enforcement of his, her or its rights under this Settlement Agreement, the substantially prevailing Party in such proceeding shall be entitled to be reimbursed by the other Party for all of the first Party's reasonable attorneys' fees and expenses.

            j) Counterparts. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A signature page shall be deemed an original if it is transmitted to each Party by facsimile and the original is received by the other Parties within two (2) business days of the facsimile transmission.

            k) Severability. If this Settlement Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable against either of Spectranetics or Geisenheimer, such holding shall in no way render the Settlement Agreement invalid, void or unenforceable against the other such party, and if this Settlement Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable against any member of the Sweet 13D Group, such holding shall in no way render the Settlement Agreement invalid, void or unenforceable against any other member of the Sweet 13D Group. Nothing in this Section 17(k) shall be construed as excusing any breach of a representation or warranty made in this Settlement Agreement, and nothing herein shall be deemed a waiver by any Party of any rights or claims arising from any such breach.

            l) Entire Agreement; No Third-Party Beneficiaries; Assignment. This Settlement Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and is not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties. Any attempted assignment or transfer in violation of this Section shall be void and of no effect.

            m) Rules of Construction. The Parties agree that the following rules shall govern the interpretation and construction of this Agreement:

               i. All Section headings are for convenience only and shall not limit, alter, or otherwise affect the construction or interpretation of this Agreement.

               ii. Whenever the context so requires, the neuter gender shall include the feminine or masculine, and vice versa.

               iii. Any rule of construction disfavoring the drafting Party shall not apply in the construction of any provision of this Agreement.


        IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the date first written above.


DATED:  June 6, 2002                    JOSEPH LARGEY


                                          /s/ JOSEPH LARGEY
                                        ----------------------------------------

DATED:  June 6, 2002                    PAUL SAMEK


                                           /s/ PAUL SAMEK
                                        ----------------------------------------

DATED:  June 6, 2002                    STEVEN SWEET


                                           /s/ STEVEN SWEET
                                        ----------------------------------------

DATED:  June 6, 2002                    SHARON SWEET


                                          /s/ SHARON SWEET
                                        ----------------------------------------

DATED:  June 6, 2002                    LAWRENCE MCKINLEY


                                           /s/ LAWRENCE MCKINLEY
                                        ----------------------------------------

DATED:  June 6, 2002                    THE SPECTRANETICS CORPORATION


                                        By   /s/ EMILE GEISENHEIMER
                                           -------------------------------------
                                           Emile Geisenheimer
                                           Acting Chief Executive Officer

DATED:  June 6, 2002                    EMILE GEISENHEIMER


                                         /s/ EMILE GEISENHEIMER
                                        ----------------------------------------

                                                            [SPECTRANETICS LOGO]



NOT FOR IMMEDIATE RELEASE



MEDIA AND INVESTOR CONTACT:
Mike Pascale / Patrick Linehan / 212-371-5999
James Lucas / 213-630-6550 / 719-442-2552
The Abernathy MacGregor Group, Inc.



                 SPECTRANETICS, SWEET GROUP AGREE TO RESOLUTION
                                OF PROXY CONTEST



COLORADO SPRINGS, COLO., JUNE XX, 2002 -- The Spectranetics Corporation (NASDAQ:
SPNC) announced today that it has reached a definitive agreement that is expected to resolve all disputes between Spectranetics and Steven Sweet, Joseph Largey, Paul Samek and certain other Spectranetics stockholders (the Sweet Group). The Sweet Group has agreed to withdraw its Director nominees as well as the other matters it had proposed for the annual meeting of stockholders and has agreed to vote for the election of Emile Geisenheimer and John Schulte, who are current members of Spectranetics' Board of Directors. The resolution will also settle all claims between Spectranetics and Mr. Largey, Mr. Samek and Sharon Sweet, each of whom separated from the Company.

Spectranetics said that it will announce a new date for its Annual Meeting of Stockholders by June 7, 2002. In order to assure no further expenditure of funds on a proxy contest, the effectiveness of the settlement is conditioned on the absence of any additional nominations of director candidates in connection with the Company's 2002 annual meeting of stockholders.

Other terms of the agreement include:

- The nomination of two new Directors who are unaffiliated with, and independent of, any of Spectranetics' current Directors and the Sweet Group. The new Directors will replace Mr. Largey and another current member of Spectranetics' Board. Mr. Largey will resign upon the effective date of the Settlement Agreement and the other Director will retire from the Board upon the appointment of a replacement director. Heidrick & Struggles, a nationally recognized executive recruiting firm, has been retained by Spectranetics to assist in identifying the new Directors.

- The hiring of a consultant to recommend a program for equity incentives, including stock options, for outside Directors. The recommendations will be submitted to Spectranetics' stockholders for a vote at the annual meeting. The Sweet Group has agreed to vote in favor of the recommendations at the annual meeting.

- An agreement concerning the separation of the employment of Mr. Largey (the former President and Chief Executive Officer) and of Paul Samek (the former Chief Financial




                                  Exhibit A-1

     Officer). In addition, Sharon Sweet (Vice President of Corporate Relations) has tendered her resignation.

- The members of the Sweet Group have accepted customary standstill provisions not to serve or attempt to serve on Spectranetics' Board or influence any matter before the Board.

-    All litigation between the Company and the Sweet Group will be dismissed.


Spectranetics is a medical device Company that develops, manufactures and markets a proprietary excimer laser system and related accessory products that deliver excimer laser energy for use in minimally invasive surgical procedures within the cardiovascular system. The Company's CVX-300(R) excimer laser is the only system approved by the Food and Drug Administration (FDA) for multiple cardiovascular procedures, including coronary atherectomy and the removal of problematic pacemaker and defibrillator leads. The Company is currently conducting two investigational trials designed to obtain FDA approval to market products in the United States for additional applications. The LACI (Laser Angioplasty for Critical Ischemia) trial tests laser atherectomy to improve circulation to the lower leg. The PELA (Peripheral Excimer Laser Angioplasty) trial deals with blockages in arteries in the upper leg. Nearly all of the Company's FDA-approved and investigational applications have received Communautes Europeennes (CE) mark registration for marketing within Europe. Spectranetics received regulatory approval from the Japanese Ministry of Health and Welfare to market its laser and various sizes of its Extreme(R) and Vitesse(R) C coronary catheters in Japan in October of 2001, and is currently pursuing reimbursement approval there.


                                      # # #



Additional Information: The Company has previously mailed its Proxy Statement to stockholders for its 2002 Annual Meeting. The Company will file with the SEC and mail to stockholders a supplement to its Proxy Statement. Additional copies of the proxy materials may be obtained from Mackenzie Partners, Inc., the proxy solicitor for the Company, by telephone at 800-322-2885 or by email at proxy@mackenziepartners.com. Copies may also be obtained from the SEC by accessing the files for the Company at the SEC Web site at www.sec.gov or by writing to the Company at 96 Talamine Court, Colorado Springs, CO 80907,
Attention: acting chief executive officer. The participants in this solicitation on behalf of the Company are: Emile Geisenheimer, Cornelius Bond, Jr., R. John Fletcher, Joseph M. Ruggio and John G. Schulte. Collectively these individuals beneficially own 850,853 shares or approximately 3.6% of the outstanding shares, including options for shares exercisable within 60 days. The Board has agreed that no stock options will be granted to non-employee directors until and unless a plan is submitted to, and approved by, stockholders of the Company. Mr. Geisenheimer will serve as acting CEO for no additional compensation. Other persons may also become participants on behalf of the Company. Such information and additional information on these individuals is more fully described in the Proxy Statement as may be supplemented from time to time.




                                  Exhibit A-2

Section 1.3  Notice of Stockholder Business and Nominations.

         (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.3 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.3.

             (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.3, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or after the date of the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner,
(iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such




                                  Exhibit B-1
meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

             (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Section 1.3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.3 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.3. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this
Section 1.3 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.




                                  Exhibit B-2

         (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.3 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.3. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.3 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this Section 1.3) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.3, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.3, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

             (2) For purposes of this Section 1.3, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

             (3) Notwithstanding the foregoing provisions of this Section 1.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.3. Nothing in this Section 1.3 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.




                                  Exhibit B-3

                                 MUTUAL RELEASE

                  This Mutual Release (the "Release") is entered into by and among The Spectranetics Corporation, a Delaware corporation ("Spectranetics" or the "Company") and Emile Geisenheimer ("Geisenheimer"), on the one hand, and Steven Sweet ("Mr. Sweet"), Joseph Largey ("Largey"), Paul Samek ("Samek"), Lawrence McKinley ("McKinley"), and Sharon Sweet ("Ms. Sweet") (collectively, the "Sweet 13D Group"), on the other hand, with reference to that certain Agreement of Compromise and Settlement dated as of June 6, 2002 (the "Settlement Agreement"). This Release shall only be effective upon the occurrence of the Effective Date as defined in the Settlement Agreement. Capitalized terms not otherwise defined in this Release shall have the meanings set forth in the Settlement Agreement. All members of the Board of Directors of Spectranetics shall be deemed to be "Affiliates" of Spectranetics for all purposes of this Release.

                  SWEET 13D GROUP. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, each member of the Sweet 13D Group, on behalf of itself and of all its Affiliates, agents, attorneys, successors and assigns (the "Sweet Releasors"), hereby releases, acquits and forever discharges Spectranetics, together with its respective present and former Affiliates, officers, Directors, employees, agents, attorneys, spouses, children, successors and assigns (collectively, the "Spectranetics Releasees"), of and from any and all claims, contracts, debts, demands, causes of action (whether at law or equity), demands, expenses and damages ("Claims") which such Sweet Releasors may have had, or may now have, or may hereafter have (whether through operation of law, assignment or subrogation), from the beginning of time to the Effective Date, real or suspected, known or unknown, actual or contingent, direct or derivative, including but not limited to any Claims relating to or arising out of the subject matter covered by the Settlement Agreement including but not limited to the employment or termination of employment of any member of the Sweet 13D Group (collectively, the "Sweet 13D Group Released Claims"), excepting only any action, cause of action or suit arising by virtue of the breach of the Settlement Agreement.

                  Each member of the Sweet 13D Group represents and warrants that there has been, and there will be, no assignment or other transfer of any interest in any Sweet 13D Group Released Claims which they may have against the Spectranetics Releasees, or any of them, and each member of the Sweet 13D Group agrees to indemnify and hold harmless the Spectranetics Releasees, and each of them, from and against any Sweet 13D Group Released Claims, liability, demands, damages, costs, expenses and attorney's fees incurred by the Spectranetics Releasees, or any of them, as a result of any person or entity asserting any such assignment or transfer, or any rights in or to any Sweet 13D Group Released Claims. These indemnification obligations shall not be conditioned upon any payment by any member of the Sweet 13D Group.

                  Each member of the Sweet 13D Group agrees that if any person or entity hereafter commences, joins in or in any manner seeks relief through any suit arising out of, based upon or relating to any of the Sweet 13D Group Released Claims, or in any manner asserts against the Spectranetics Releasees, or any of them, any of the Sweet 13D Group Released Claims, then the Sweet 13D Group, jointly and severally, will pay to the Spectranetics Releasees, and each of




                                  Exhibit C-1
them, in addition to any other damages caused thereby, all reasonable attorney's fees incurred by the Spectranetics Releasees in defending or otherwise responding to said suit or Claim.

                  Each member of the Sweet 13D Group further understands and agrees that the execution of this Release shall not constitute or be construed as an admission of any liability whatsoever on the part of any member of the Sweet 13D Group or any other person or entity.

                  SPECTRANETICS. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Spectranetics, on behalf of itself and all of its Affiliates, successors and assigns (the "Spectranetics Releasors"), hereby releases, acquits and forever discharges the Sweet 13D Group, together with their respective present and former Affiliates, officers, Directors, employees, agents, attorneys, spouses, children, successors and assigns, and individually (collectively, the "Sweet 13D Group Releasees"), of and from any and all claims, contracts, debts, demands, causes of action (whether at law or equity), demands, expenses and damages ("Claims") which any Spectranetics Releasor may have had, or may now have, or may hereafter have (whether through operation of law, assignment or subrogation), from the beginning of time to the Effective Date, real or suspected, known or unknown, actual or contingent, direct or derivative, including but not limited to any Claims relating to or arising out of the Actions or any of the matters claimed, asserted or alleged, or that could have been claimed, asserted or alleged, in the Actions or related to or arising out of the subject matter covered by the Settlement Agreement including but not limited to the employment and termination of employment of any member of the Sweet 13D Group (collectively, the "Spectranetics Released Claims"), excepting only any action, cause of action or suit arising by virtue of the breach of the Settlement Agreement.

                  Spectranetics represents and warrants that there has been, and there will be, no assignment or other transfer of any interest in any Spectranetics Released Claims which they may have against the Spectranetics Releasees, or any of them, and Spectranetics agrees to indemnify and hold harmless the Sweet 13D Group Releasees, and each of them, from and against any Spectranetics Released Claims, liability, demands, damages, costs, expenses and attorney's fees incurred by the Sweet 13D Group Releasees, or any of them, as a result of any person or entity asserting any such assignment or transfer, or any rights in or to any Spectranetics Released Claims. These indemnification obligations shall not be conditioned upon any payment by Spectranetics.

                  Spectranetics agrees that if any person or entity hereafter commences, joins in or in any manner seeks relief through any suit arising out of, based upon or relating to any of the Spectranetics Released Claims, or in any manner asserts against the Sweet 13D Group Releasees, or any of them, any of the Spectranetics Released Claims, then Spectranetics will pay to the Sweet 13D Group Releasees, and each of them, in addition to any other damages caused thereby, all reasonable attorney's fees incurred by the Sweet 13D Group Releasees in defending or otherwise responding to said suit or Claim.

                  Spectranetics further understands and agrees that the execution of this Release shall not constitute or be construed as an admission of any liability whatsoever on the part of Spectranetics or any other person or entity.




                                  Exhibit C-2

                  ADDITIONAL TERMS. With respect to each of the releases set forth above, each person or entity granting or receiving such a release (i) agrees that such releases do not preclude any Party hereto from seeking to enforce any undertaking or promise contained in the Settlement Agreement or from seeking redress for the breach of any representation or warranty contained in the Settlement Agreement; (ii) agrees not to directly or indirectly encourage or pursue with or before any federal, state or other governmental agency, authority or court any claim or complaint against any of the persons or entities released herein, including but not limited to any such claim or complaint relating to matters covered by the Settlement Agreement (other than the enforcement of any undertaking or promise contained herein), the Action, or any of the matters claimed, asserted or alleged, or that could have been claimed, asserted or alleged in the Action; and (iii) agrees not to challenge, and shall use its best efforts to cause each of its affiliates, Associates and representatives not to challenge, the validity of any provisions of the Settlement Agreement or this Release.

                  This Release shall apply to McKinley individually, and nothing contained herein shall prohibit McKinley from performing his duties to his current or future clients and his current or future employer in his capacity as a securities broker.

                  Except as may be otherwise required by law, the Sweet 13D Group will not encourage or cooperate with plaintiffs in any pending or subsequently initiated derivative, class action or shareholder litigation related to Spectranetics or its directors. Except as may be otherwise required by law, Spectranetics will not encourage or cooperate with plaintiffs in any pending or subsequently initiated derivative, class action or shareholder litigation related to Spectranetics to which any of the Sweet 13D Group is a party. In the event that any part of the Settlement Agreement is temporarily, preliminarily or permanently enjoined or restrained by a




                                  Exhibit C-3
court of competent jurisdiction, the Parties hereto shall use their reasonable best efforts to cause any such injunction or restraining order to be vacated or dissolved or otherwise declared or determined to be of no further force or effect.

                  IN WITNESS WHEREOF, the Parties have executed this Release as of the date first written above.

DATED:  June 6, 2002                    JOSEPH LARGEY

                                        /s/ JOSEPH LARGEY
                                        ----------------------------------------

DATED:  June 6, 2002                    PAUL SAMEK

                                        /s/ PAUL SAMEK
                                        ----------------------------------------

DATED:  June 6, 2002                    STEVEN SWEET

                                        /s/ STEVEN SWEET
                                        ----------------------------------------

DATED:  June 6, 2002                    SHARON SWEET

                                        /s/ SHARON SWEET
                                        ----------------------------------------

DATED:  June 6, 2002                    LAWRENCE MCKINLEY

                                        /s/ LAWRENCE MCKINLEY
                                        ----------------------------------------

DATED:  June 6, 2002                    THE SPECTRANETICS CORPORATION


                                        By   /s/ EMILE GEISENHEIMER
                                          --------------------------------------
                                           Emile Geisenheimer
                                           Acting Chief Executive Officer

DATED:  June 6, 2002                    EMILE GEISENHEIMER

                                       /s/ EMILE GEISENHEIMER
                                       ----------------------------------------




                                  Exhibit C-4

                                JOSEPH A. LARGEY
                                 [HOME ADDRESS]


                                  June 6, 2002



VIA FACSIMILE
The Spectranetics Corporation
96 Talamine Court
Colorado Springs, CO 80907-5186
Attn: Emile Geisenheimer


         RE: RESIGNATION FROM THE SPECTRANETICS CORPORATION ("SPECTRANETICS") BOARD OF DIRECTORS (THE "BOARD")


To the Board:

         Reference is hereby made to that certain Agreement of Compromise and Settlement, by and among the Company and Emile Geisenheimer, on the one hand, and Paul Samek, Larry McKinley, Sharon Sweet, Steve Sweet and me, on the other hand, dated as of June 6, 2002 (the "Settlement Agreement"). Capitalized terms used herein have the meanings assigned to them in the Settlement Agreement.

         I hereby resign as a member of the Board effective as of the Effective Date.



                                            Sincerely,

                                            /s/ JOSEPH A. LARGEY

                                            Joseph A. Largey



cc:      John Ruppert, Esq.
         Kit Kaufman, Esq.




                                  Exhibit D-1

                              SEPARATION AGREEMENT

                  This Separation Agreement (the "Separation Agreement") is entered into by and between The Spectranetics Corporation, a Delaware corporation ("Spectranetics" or the "Company"), and Joseph Largey ("Largey") (each a "Party" and, collectively, the "Parties") with reference to that certain Agreement of Compromise and Settlement dated as of June 6, 2002 (the "Settlement Agreement"). This Separation Agreement shall only be effective upon the occurrence of the Effective Date, as defined in the Settlement Agreement. Capitalized terms not otherwise defined in this Separation Agreement shall have the meanings set forth in the Settlement Agreement.

                  FOR AND IN CONSIDERATION of the mutual covenants contained herein, the Parties, intending to be legally bound hereby, agree as follows:

                  1. Conditioned upon Largey's continuing performance of all of his obligations under this Separation Agreement and the Settlement Agreement, Largey will receive the following benefits:

                     1.1. Severance. Largey's separation from the Company as of May 10, 2002 (the "Separation Date") is hereby confirmed. Spectranetics will pay Largey severance equal to $290,000 (the "Severance"). The Severance shall be payable in equal installments over the 12 months following the Separation Date in accordance with the Company's normal payroll practices; provided, however,
(i) no payment will be made until after the Effective Date; (ii) the initial payment after the Effective date will "catch" up for all payments otherwise due Largey from the Separation Date and (iii) all payments of Severance shall be subject to offset by the Premium Repayment and the Reimbursement pursuant to Sections 1.4 and 2 below.

                     1.2. Medical and Dental Insurance. COBRA coverage shall be provided for Largey through the earlier of eighteen (18) months after the Separation Date or the date on which Largey commences other full time employment. The Company shall pay a portion of the cost of such COBRA coverage for the first twelve (12) months following the Separation Date, or the date Largey commences other full time employment, whichever is earlier (the "Coverage Period") in an amount equal to the cost which the Company would have incurred for Largey's medical and dental insurance had he been employed during the Coverage Period. Largey agrees to fund (through periodic deductions from Largey's Severance payments ("Periodic Deductions") during the Coverage Period and thereafter by check payable to the Company), the remainder of the cost of the COBRA coverage during the Coverage Period, including the employee-paid portion of the cost of the medical and dental coverage provided to the Company's executives, and the differential between the cost of COBRA coverage and the cost of the Company's medical and dental coverage for employees, as well as the entire cost of the COBRA coverage after the Coverage Period. Largey acknowledges that he has been advised that the Company's current policy for COBRA coverage expires in October of 2002, and that COBRA premiums may increase thereafter. Notwithstanding anything herein to the contrary, Largey may terminate future Periodic Deductions by giving written notice (a "Termination Notice") to the Company. The Company shall have no obligation or duty to provide, or to fund or advance any cost of, any medical or dental insurance for Largey's benefit following receipt by the Company of a Termination Notice from Largey.




                                  Exhibit E-1

                     1.3. Common Stock. Largey's options to acquire Common Stock shall continue to vest in accordance with the vesting schedules set forth in Largey's stock option agreements for a period of 12 months from the Separation Date. Largey agrees that such options (including options that vest during the 12 month period following the Separation Date) must be exercised within 12 months from the Separation Date or such options will terminate and will no longer be exercisable.

                     1.4. Insurance Premium Reimbursements. The Parties acknowledge that Largey owns New England Financial term insurance policy no. 28012713 (the "Term Policy") and New England Financial variable life insurance policy no. Z236826 (the "Variable Policy") (collectively, the "Policies"). Following the Effective Date, Largey will retain ownership of the Policies. Largey shall reimburse the Company for $260 (the "Premium Repayment") which the Parties agree to be the prorated annual premium amount on the Term Policy from the Separation Date to June 4, 2002, which the Company paid on Largey's behalf prior to the Separation Date. The Premium Repayment shall be funded by deductions from the initial payments of Severance pursuant to Section 1.1. Largey shall change the billing address on the Policies from the Company's address. The Company agrees to cooperate fully with Largey in effecting such change and any other notifications required (by the terms of the Policies) to be made to the insurance companies concerning the ownership of the Policies. The Company shall not be responsible for any further premiums due on the Policies. Largey represents and warrants that all premiums paid on the Variable Policy were paid by with his own funds through deductions from his salary from the Company. Accordingly, the Company agrees that Largey shall remain the named insured on the Policies, and, from and after the Effective Date, the Company shall have no rights, claims, benefits or privileges thereunder.

                     1.5. Except as otherwise provided in Sections 1 and 2 of this Separation Agreement, Largey releases and discharges the Company from any obligation to provide any other or further salary payments, severance payments, employee benefits, options or insurance, including any vacation or sick time accrued, but not used. All payments pursuant to this Section 1 will be subject to all withholding requirements for Social Security and all applicable taxes.

                  2. Expense Reimbursements. The Parties acknowledge that the Company has paid directly to American Express all charges on Largey's platinum and gold American Express charge cards ("Charge Cards") for billing periods ended on or before April 30, 2002 (the "Charges"). The Parties agree that Largey will be solely responsible for paying all charges billed on Largey's Charge Cards for the May billing cycle (June bill) and all subsequent billing cycles. Largey agrees to reimburse the Company for $18,733 of the Charges (the "Reimbursement") which the Parties agree to be the total of the Charges which are not reimbursable by the Company, less agreed deductions, including an agreed amount equal to the final salary payment due to Largey as of the Separation Date. Largey's payment of the Reimbursement shall be funded by deductions from the initial payments of Severance pursuant to Section 1.1 above. Largey shall change the billing address on his Charge Cards from the Company's address. Largey shall not submit any further expenses or charges for reimbursement by the Company, and the Company shall have no obligation to reimburse Largey for any further business or entertainment expenses. The Company agrees to assist Largey in reconciling credits on the May 2002 billing cycle (June 2002 bill) with American Express.

                  3. Future Employment. In response to an employment reference request for Largey, the Company agrees that it will instruct its employees and Directors that all inquiries




                                  Exhibit E-2
must be directed to the chief accounting officer of the Company and will instruct such chief accounting officer that only the following shall be provided: name, date of hire, date of separation, titles and positions held, number of direct reports, compensation as of date of separation and that the Company has entered into a Settlement Agreement with Largey that precludes the Company from providing further information. Notwithstanding anything contained herein to the contrary, in connection with employment being sought by Largey, if inquiries are made by a new or prospective employer regarding any of the matters covered by this Separation Agreement or the Settlement Agreement, Largey shall be entitled to respond to such inquiries by providing such prospective employers with a copy of the Settlement Agreement and/or accurately and fully disclosing the contents thereof.

                  4. Cooperation With the Company. Largey shall cooperate fully with the Company in its defense of or other participation in any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed that relate to Largey's roles as an officer or director of the Company. Largey shall also cooperate with any investigation arising from any charge, complaint or other action which has been or may be filed that relates to his service as President and/or Chief Executive Officer and/or a director of the Company. The Company shall give Largey reasonable advance written notice of any request for his cooperation and/or assistance. The Company shall (a) pay Largey at the rate of $145 per hour for any time Largey devotes to assisting the Company with any matter referred to in this Section 4, but only to the extent such assistance is provided (i) more than twelve (12) months after the Separation Date, or (ii) in excess of 120 hours within twelve
(12) months of the Separation Date; and (b) reimburse Largey for all reasonable out-of-pocket costs and expenses that Largey incurs in providing such assistance (including travel (at coach airfare rates) and lodging costs if he is required to travel at the request of the Company).

                  5. Age Discrimination in Employment Act. LARGEY ACKNOWLEDGES THAT IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, LARGEY IS AWARE OF THE FOLLOWING WITH RESPECT TO HIS RELEASE OF ANY CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT ("ADEA"):

                     5.1. He has been advised he should consult and represents that he has consulted with an attorney before signing this Separation Agreement;

                     5.2. He has the right to consider this Separation Agreement for up to twenty-one (21) days; and

                     5.3. He has seven (7) days after signing this Separation Agreement to revoke this Separation Agreement, and this Separation Agreement will not be effective until the eighth (8th) day following the Execution Date.

                  6. Maintaining Confidential Information. Largey acknowledges that all proprietary knowledge and information which Largey acquired in the course of his employment with the Company relating to the Company's financial status, personnel policies and procedures, business development activities, services, products, advertising, prices, suppliers, supplier lists, customers, customer lists, customer needs and requirements, marketing sources, product designs, ideas, discoveries, creations, developments, improvements, computer software, manufacturing and processes (hereinafter collectively referred to as "Confidential Information") are the valuable




                                  Exhibit E-3
property of the Company. This Confidential Information shall be deemed to include information designated by the Company as "non-public."

                     6.1. Largey agrees not to disclose, divulge, or publish to any person or entity, any of the Confidential Information. Largey further agrees not to use any of the Confidential Information against the Company or any of its employees, without the express prior written consent of the Company, or otherwise take any action which is prejudicial in any manner to the interests of the Company in preserving the Confidential Information. Largey agrees to return any Confidential Information obtained, developed, or received by him during the course of his employment with the Company (including, but not limited to, all originals and copies of any tangible things which refer or relate to the Company's financial status, operations, products, clients or marketing) within ten (10) business days after the Effective Date. Largey acknowledges that nothing in this Separation Agreement alters his obligations contained in a prior written agreement, if any, with the Company relating to non-disclosure of Confidential Information. To the extent that Largey has signed such an agreement, Largey hereby specifically reaffirms all such obligations.

                     6.2. Largey represents that he shall return to the Company within ten (10) business days after the Effective Date:

                          6.2.1. all copies of any business records or documents
of any kind belonging to, or related to, the Company which are or were subject to his access, custody or control, regardless of the sources from which such records were obtained. Additionally, Largey shall return likewise to the Company all keys, security passes and other means of access to the Company's offices, plants and other facilities.

                          6.2.2. any and all computer hardware, equipment and
software belonging to the Company, including any and all program and/or data disks, manuals and all hard copies of Company information and data , and shall disclose to the Company any and all passwords utilized by Largey with regard to the Company's computer, hardware and software so that the Company has immediate, full and complete access to all of the Company's data and information stored, used and maintained by Largey, or to which Largey had access.

                  7. Nonsolicitation. For a period of 12 months from the Effective Date, Largey shall not (i) solicit, encourage, or take any other action which is intended to induce any other employee of the Company to terminate his employment with the Company, or (ii) interfere in any manner with the contractual or employment relationship between the Company and any such employee of the Company.

                  8. Personal Effects. Within ten (10) business days from the Effective Date, the Company shall return to Largey all of his personal effects from his office at the Company.

                  9. D&O Insurance. The Parties acknowledge that Largey is an "Officer" and/or "Executive Officer" as those terms are defined in the Company's existing Directors and Officers Liability Policy (the "D&O Policy"). The D&O Policy is a "claims made" policy. The Company believes that Largey is covered under the terms and conditions of the Policy for both liability and representation with respect to all claims asserted against or involving Largey or the Company to the extent such claims are legally covered by such Policy, and agrees to refrain from canceling the D&O Policy or changing the terms of the D&O Policy in any manner that makes




                                  Exhibit E-4
the coverage available to Largey less favorable than the coverage available to the Company's other former officers and directors with respect to the same period of service as an officer or director, as the case may be.

                  10. May 10th Letter. This Separation Agreement supercedes the letter from the Company to Largey, dated May 10, 2002 regarding termination of Largey's employment.

                  11. Authority. Each person executing this Separation Agreement represents that he or it has read and fully understands this Separation Agreement and that he or it has the authority to execute this Separation Agreement in his individual capacity or in the capacity identified on the signature page below.

                  12. Governing Law. All disputes arising out of or relating to this Separation Agreement, or the Parties' rights and obligations hereunder, shall be interpreted in accordance with and governed by the substantive law of the State of Delaware.

                  13. Severability. In the event that any one or more of the provisions contained in this Separation Agreement shall, for any reason, be held to be invalid, void, illegal or unenforceable in any respect, such invalidity, voidness, illegality or unenforceability shall not affect any other provision of this Agreement, and the remaining portions shall remain in full force.

                  14. Interpretation. Titles or captions herein are inserted as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Separation Agreement or any provision hereof. No rule of construction disfavoring the drafting Party shall apply in the interpretation of this Separation Agreement.

                  15. Entire Agreement. This Separation Agreement sets forth the entire agreement between the Parties with respect to Largey's separation and supercedes any and all prior oral or written agreements or understanding between the Parties concerning the subject matter. This Separation Agreement may not be altered, amended, or modified, except by a further written document signed by the Parties.

                  16. Party Cooperation. The Parties agree to cooperate fully and to execute any and all supplementary documents and to take any and all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Separation Agreement, including without limitation full and complete dismissal with prejudice of any and all charges and complaints filed against and Party.

                  17. Counterparts. This Separation Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall, together, constitute one and the same document. The Parties shall not be required to execute the same counterpart(s) of this Separation Agreement in order for this Separation Agreement to become effective. Delivery of an executed counterpart of this Separation Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any Party delivering an executed counterpart of this Separation Agreement by telefacsimile shall also deliver a manually executed counterpart of this Separation Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Separation Agreement.




                                  Exhibit E-5

                  18. Disputes. If a Party is required to arbitrate or seek judicial enforcement of its or his rights under this Separation Agreement, the substantially prevailing Party in such proceeding shall be entitled to be reimbursed by the other Party for all of the first Party's reasonable attorneys' fees and expenses.



                                  Exhibit E-6

                  19. Effective Upon Occurrence of Effective Date. This Separation Agreement is only effective upon the occurrence of the Effective Date.

                  IN WITNESS WHEREOF, authorized representatives of the Parties, and each of them, have executed this Separation Agreement on the dates indicated below.


JOSEPH LARGEY                               THE SPECTRANETICS CORPORATION



/s/ JOSEPH LARGEY                           By:  /s/ EMILE GEISENHEIMER
---------------------------------               --------------------------------
Joseph Largey


DATED:  June 6, 2002                        DATED:  June 6, 2002





                                  Exhibit E-7

                              SEPARATION AGREEMENT

                  This Separation Agreement (the "Separation Agreement") is entered into by and between The Spectranetics Corporation, a Delaware corporation ("Spectranetics" or the "Company"), and Paul Samek ("Samek") (each a "Party" and, collectively, the "Parties") with reference to that certain Agreement of Compromise and Settlement dated as of June 6, 2002 (the "Settlement Agreement"). This Separation Agreement shall only be effective upon the occurrence of the Effective Date, as defined in the Settlement Agreement. Capitalized terms not otherwise defined in this Separation Agreement shall have the meanings set forth in the Settlement Agreement.

                  FOR AND IN CONSIDERATION of the mutual covenants contained herein, the Parties, intending to be legally bound hereby, agree as follows:

                  1. Conditioned upon Samek's continuing performance of all of his obligations under this Separation Agreement and the Settlement Agreement, Samek will receive the following benefits:

                     1.1. Severance. Samek's separation from the Company as of May 10, 2002 (the "Separation Date") is hereby confirmed. Spectranetics will pay Samek severance equal to $183,000 (the "Severance"). The Severance shall be payable in equal installments over the 12 months following the Separation Date in accordance with the Company's normal payroll practices; provided, however,
(i) no payment will be made until after the Effective Date and (ii) the initial payment after the Effective date will "catch" up for all payments otherwise due Samek from the Separation Date.

                     1.2. Medical and Dental Insurance. COBRA coverage shall be provided for Samek through the earlier of eighteen (18) months after the Separation Date or the date on which Samek commences other full time employment. The Company shall pay a portion of the cost of such COBRA coverage for the first twelve (12) months following the Separation Date, or the date Samek commences other full time employment, whichever is earlier (the "Coverage Period") in an amount equal to the cost which the Company would have incurred for Samek's medical and dental insurance had he been employed during the Coverage Period. Samek agrees to fund (through periodic deductions from Samek's Severance payments ("Periodic Deductions") during the Coverage Period and thereafter by check payable to the Company), the remainder of the cost of the COBRA coverage during the Coverage Period, including the employee-paid portion of the cost of the medical and dental coverage provided to the Company's executives, and the differential between the cost of COBRA coverage and the cost of the Company's medical and dental coverage for employees, as well as the entire cost of the COBRA coverage after the Coverage Period. Samek acknowledges that he has been advised that the Company's current policy for COBRA coverage expires in October of 2002, and that COBRA premiums may increase thereafter. Notwithstanding anything herein to the contrary, Samek may terminate future Periodic Deductions by giving written notice (a "Termination Notice") to the Company. The Company shall have no obligation or duty to provide, or to fund or advance any cost of, any medical or dental insurance for Samek's benefit following receipt by the Company of a Termination Notice from Samek.




                                  Exhibit F-1

                     1.3. Common Stock. Samek's options to acquire Common Stock shall continue to vest in accordance with the vesting schedules set forth in Samek's stock option agreements for a period of 12 months from the Separation Date. Samek agrees that such options (including options that vest during the 12 month period following the Separation Date) must be exercised within 12 months from the Separation Date or such options will terminate and will no longer be exercisable.

                     1.4. Final Paycheck. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that (a) Samek shall be entitled to retain and cash his final paycheck, dated May 10, 2002 (check number 6155) in the net amount of $6,489.62 and (b) Company shall take no steps or actions to stop payment on such check.

                     1.5. Except as otherwise provided in Section 1 of this Separation Agreement, Samek releases and discharges the Company from any obligation to provide any other or further salary payments, severance payments, employee benefits, options or insurance, including any vacation or sick time accrued, but not used. All payments pursuant to this Section 1 will be subject to all withholding requirements for Social Security and all applicable taxes.

                  2. Future Employment. In response to an employment reference request for Samek, the Company agrees that it will instruct its employees and Directors that all inquiries must be directed to the chief accounting officer of the Company and will instruct such chief accounting officer that only the following shall be provided: name, date of hire, date of separation, titles and positions held, number of direct reports, compensation as of date of separation and that the Company has entered into a Settlement Agreement with Samek that precludes the Company from providing further information. Notwithstanding anything contained herein to the contrary, in connection with employment being sought by Samek, if inquiries are made by a new or prospective employer regarding any of the matters covered by this Separation Agreement or the Settlement Agreement, Samek shall be entitled to respond to such inquiries by providing such prospective employers with a copy of the Settlement Agreement and/or accurately and fully disclosing the contents thereof.

                  3. Cooperation With the Company. Samek shall cooperate fully with the Company in its defense of or other participation in any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed that relate to Samek's roles as an officer or director of the Company. Samek shall also cooperate with any investigation arising from any charge, complaint or other action which has been or may be filed that relates to his service as Vice President of Finance and/or Chief Financial Officer of the Company. The Company shall give Samek reasonable advance written notice of any request for his cooperation and/or assistance. The Company shall (a) pay Samek at the rate of $89 per hour for any time Samek devotes to assisting the Company with any matter referred to in this Section 3, but only to the extent such assistance is provided (i) more than twelve (12) months after the Separation Date, or (ii) in excess of 120 hours within twelve
(12) months of the Separation Date; and (b) reimburse Samek for all reasonable out-of-pocket costs and expenses that Samek incurs in providing such assistance (including travel (at coach airfare rates) and lodging costs if he is required to travel at the request of the Company).

                  4. Age Discrimination in Employment Act. SAMEK ACKNOWLEDGES THAT IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, SAMEK IS AWARE OF THE FOLLOWING WITH RESPECT TO HIS RELEASE




                                  Exhibit F-2

OF ANY CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT ("ADEA"):

                     4.1. He has been advised he should consult and represents that he has consulted with an attorney before signing this Separation Agreement;

                     4.2. He has the right to consider this Separation Agreement for up to twenty-one (21) days; and

                     4.3. He has seven (7) days after signing this Separation Agreement to revoke this Separation Agreement, and this Separation Agreement will not be effective until the eighth (8th) day following the Execution Date.

                  5. Maintaining Confidential Information. Samek acknowledges that all proprietary knowledge and information which Samek acquired in the course of his employment with the Company relating to the Company's financial status, personnel policies and procedures, business development activities, services, products, advertising, prices, suppliers, supplier lists, customers, customer lists, customer needs and requirements, marketing sources, product designs, ideas, discoveries, creations, developments, improvements, computer software, manufacturing and processes (hereinafter collectively referred to as "Confidential Information") are the valuable property of the Company. This Confidential Information shall be deemed to include information designated by the Company as "non-public."

                     5.1. Samek agrees not to disclose, divulge, or publish to any person or entity, any of the Confidential Information. Samek further agrees not to use any of the Confidential Information against the Company or any of its employees, without the express prior written consent of the Company, or otherwise take any action which is prejudicial in any manner to the interests of the Company in preserving the Confidential Information. Samek agrees to return any Confidential Information obtained, developed, or received by him during the course of his employment with the Company (including, but not limited to, all originals and copies of any tangible things which refer or relate to the Company's financial status, operations, products, clients or marketing) within ten (10) business days after the Effective Date. Samek acknowledges that nothing in this Separation Agreement alters his obligations contained in a prior written agreement, if any, with the Company relating to non-disclosure of Confidential Information. To the extent that Samek has signed such an agreement, Samek hereby specifically reaffirms all such obligations.

                     5.2. Samek represents that he shall return to the Company within ten (10) business days after the Effective Date:

                          5.2.1. all copies of any business records or documents
of any kind belonging to, or related to, the Company which are or were subject to his access, custody or control, regardless of the sources from which such records were obtained. Additionally, Samek shall return likewise to the Company all keys, security passes and other means of access to the Company's offices, plants and other facilities.

                          5.2.2. any and all computer hardware, equipment and
software belonging to the Company, including any and all program and/or data disks, manuals and all hard copies of Company information and data , and shall disclose to the Company any and all




                                  Exhibit F-3
passwords utilized by Samek with regard to the Company's computer, hardware and software so that the Company has immediate, full and complete access to all of the Company's data and information stored, used and maintained by Samek, or to which Samek had access.

                  6. Nonsolicitation. For a period of 12 months from the Effective Date, Samek shall not (i) solicit, encourage, or take any other action which is intended to induce any other employee of the Company to terminate his employment with the Company, or (ii) interfere in any manner with the contractual or employment relationship between the Company and any such employee of the Company.

                  7. Personal Effects. Within ten (10) business days from the Effective Date, the Company shall return to Samek all of his personal effects from his office at the Company.

                  8. D&O Insurance. The Parties acknowledge that Samek is an "Officer" and/or "Executive Officer" as those terms are defined in the Company's existing Directors and Officers Liability Policy (the "D&O Policy"). The D&O Policy is a "claims made" policy. The Company believes that Samek is covered under the terms and conditions of the Policy for both liability and representation with respect to all claims asserted against or involving Samek or the Company to the extent such claims are legally covered by such Policy, and agrees to refrain from canceling the D&O Policy or changing the terms of the D&O Policy in any manner that makes the coverage available to Samek less favorable than the coverage available to the Company's other former officers and directors with respect to the same period of service as an officer or director, as the case may be.

                  9. May 10th Letters. This Separation Agreement supercedes the two letters from the Company to Samek, both dated May 10, 2002 regarding termination of Samek's employment and enclosing his final paycheck for all amounts due from the Company to Samek for services rendered through May 10, 2002.

                  10. Authority. Each person executing this Separation Agreement represents that he or it has read and fully understands this Separation Agreement and that he or it has the authority to execute this Separation Agreement in his individual capacity or in the capacity identified on the signature page below.

                  11. Governing Law. All disputes arising out of or relating to this Separation Agreement, or the Parties' rights and obligations hereunder, shall be interpreted in accordance with and governed by the substantive law of the State of Delaware.

                  12. Severability. In the event that any one or more of the provisions contained in this Separation Agreement shall, for any reason, be held to be invalid, void, illegal or unenforceable in any respect, such invalidity, voidness, illegality or unenforceability shall not affect any other provision of this Agreement, and the remaining portions shall remain in full force.

                  13. Interpretation. Titles or captions herein are inserted as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Separation Agreement or any provision hereof. No rule of construction disfavoring the drafting Party shall apply in the interpretation of this Separation Agreement.




                                  Exhibit F-4

                  14. Entire Agreement. This Separation Agreement sets forth the entire agreement between the Parties with respect to Samek's separation and supercedes any and all prior oral or written agreements or understanding between the Parties concerning the subject matter. This Separation Agreement may not be altered, amended, or modified, except by a further written document signed by the Parties.

                  15. Party Cooperation. The Parties agree to cooperate fully and to execute any and all supplementary documents and to take any and all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Separation Agreement, including without limitation full and complete dismissal with prejudice of any and all charges and complaints filed against and Party.

                  16. Counterparts. This Separation Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall, together, constitute one and the same document. The Parties shall not be required to execute the same counterpart(s) of this Separation Agreement in order for this Separation Agreement to become effective. Delivery of an executed counterpart of this Separation Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any Party delivering an executed counterpart of this Separation Agreement by telefacsimile shall also deliver a manually executed counterpart of this Separation Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Separation Agreement.

                  17. Disputes. If a Party is required to arbitrate or seek judicial enforcement of its or his rights under this Separation Agreement, the substantially prevailing Party in such proceeding shall be entitled to be reimbursed by the other Party for all of the first Party's reasonable attorneys' fees and expenses.





                                  Exhibit F-5

                  18. Effective Upon Occurrence of Effective Date. This Separation Agreement is only effective upon the occurrence of the Effective Date.

                  IN WITNESS WHEREOF, authorized representatives of the Parties, and each of them, have executed this Separation Agreement on the dates indicated below.



PAUL SAMEK                                  THE SPECTRANETICS CORPORATION



/s/ PAUL SAMEK                              By:  /s/ EMILE GEISENHEIMER
---------------------------------               --------------------------------
Paul Samek


DATED:  June 6, 2002                        DATED:  June 6, 2002





                                  Exhibit F-6

                                 SHARON L. SWEET
                                 [HOME ADDRESS]


                                  June 6, 2002



VIA FACSIMILE

Emile Geisenheimer
Acting Chief Executive Officer
The Spectranetics Corporation
96 Talamine Court
Colorado Springs, CO 80907-5186


         RE:    RESIGNATION FROM THE SPECTRANETICS CORPORATION ("SPECTRANETICS")


Mr. Geisenheimer:

         Reference is hereby made to that certain Agreement of Compromise and Settlement, by and among the Company and Emile Geisenheimer, on the one hand, and Paul Samek, Larry McKinley, Sharon Sweet, Steve Sweet and me, on the other hand, dated as of June 6, 2002 (the "Settlement Agreement"). Capitalized terms used herein have the meanings assigned to them in the Settlement Agreement.

         I hereby resign my position as Vice President, Corporate Relations, effective as of the Effective Date.



                                            Sincerely,

                                            /s/ SHARON L. SWEET

                                            Sharon L. Sweet



cc:      Loren L. Mall, Esq.









                                  Exhibit G-1

                              SEPARATION AGREEMENT

                  This Separation Agreement (the "Separation Agreement") is entered into by and between The Spectranetics Corporation, a Delaware corporation ("Spectranetics" or the "Company"), and Sharon Sweet ("Sweet") (each a "Party" and, collectively, the "Parties") with reference to that certain Agreement of Compromise and Settlement dated as of June 6, 2002 (the "Settlement Agreement"). This Separation Agreement shall only be effective upon the occurrence of the Effective Date, as defined in the Settlement Agreement. Capitalized terms not otherwise defined in this Separation Agreement shall have the meanings set forth in the Settlement Agreement.

                  FOR AND IN CONSIDERATION of the mutual covenants contained herein, the Parties, intending to be legally bound hereby, agree as follows:

                  1. Conditioned upon Sweet's continuing performance of all of her obligations under this Separation Agreement and the Settlement Agreement, Sweet will receive the following benefits:

                     1.1. Severance. Sweet's separation from the Company as of the Execution Date is hereby confirmed. The Parties agree that Spectranetics will pay Sweet her salary in accordance with the Company's normal payroll practices through the Effective Date. Following the Effective Date, Spectranetics will pay Sweet severance equal to $57,440 (the "Severance"). The Severance shall be payable in equal installments over the six (6) months following the Effective Date in accordance with the Company's normal payroll practices.

                     1.2. Medical and Dental Insurance. COBRA coverage shall be provided for Sweet through the earlier of eighteen (18) months after the Effective Date or the date on which Sweet commences other full time employment. The Company shall pay a portion of the cost of such COBRA coverage for the first six (6) months following the Effective Date, or the date Sweet commences other full time employment, whichever is earlier (the "Coverage Period") in an amount equal to the cost which the Company would have incurred for Sweet's medical and dental insurance had she been employed during the Coverage Period. Sweet agrees to fund (through periodic deductions from Sweet's Severance payments ("Periodic Deductions") during the Coverage Period and thereafter by check payable to the Company), the remainder of the cost of the COBRA coverage during the Coverage Period, including the employee-paid portion of the cost of the medical and dental coverage provided to the Company's executives, and the differential between the cost of COBRA coverage and the cost of the Company's medical and dental coverage for employees, as well as the entire cost of the COBRA coverage after the Coverage Period. Sweet acknowledges that she has been advised that the Company's current policy for COBRA coverage expires in October of 2002, and that COBRA premiums may increase thereafter. Notwithstanding anything herein to the contrary, Sweet may terminate future Periodic Deductions by giving written notice (a "Termination Notice") to the Company. The Company shall have no obligation or duty to provide, or to fund or advance any cost of, any medical or dental insurance for Sweet's benefit following receipt by the Company of a Termination Notice from Sweet.

                     1.3. Common Stock. Sweet's options to acquire Common Stock shall continue to vest in accordance with the vesting schedules set forth in Sweet's stock option




                                  Exhibit H-1
agreements for a period of 6 months from the Effective Date. Sweet agrees that such options (including options that vest during the 6 month period following the Effective Date) must be exercised within 12 months from the Effective Date or such options will terminate and will no longer be exercisable.

                     1.4. Except as otherwise provided in Section 1 of this Separation Agreement, Sweet releases and discharges the Company from any obligation to provide any other or further salary payments, severance payments, employee benefits, options or insurance, including any vacation or sick time accrued, but not used. All payments pursuant to this Section 1 will be subject to all withholding requirements for Social Security and all applicable taxes.

                  2. Future Employment. In response to an employment reference request for Sweet, the Company agrees that it will instruct its employees and Directors that all inquiries must be directed to the chief accounting officer of the Company and will instruct such chief accounting officer that only the following shall be provided: name, date of hire, date of separation, titles and positions held, number of direct reports, compensation as of date of separation and that the Company has entered into a Settlement Agreement with Sweet that precludes the Company from providing further information. Notwithstanding anything contained herein to the contrary, in connection with employment being sought by Sweet, if inquiries are made by a new or prospective employer regarding any of the matters covered by this Separation Agreement or the Settlement Agreement, Sweet shall be entitled to respond to such inquiries by providing such prospective employers with a copy of the Settlement Agreement and/or accurately and fully disclosing the contents thereof.

                  3. Cooperation With the Company. Sweet shall cooperate fully with the Company in its defense of or other participation in any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed that relate to Sweet's roles as an officer or director of the Company. Sweet shall also cooperate with any investigation arising from any charge, complaint or other action which has been or may be filed that relates to her service as Vice President of Corporate Relations of the Company. The Company shall give Sweet reasonable advance written notice of any request for her cooperation and/or assistance. The Company shall (a) pay Sweet at the rate of $100 per hour for any time Sweet devotes to assisting the Company with any matter referred to in this Section 3, but only to the extent such assistance is provided (i) more than six (6) months after the Effective Date, or (ii) in excess of 60 hours within six (6) months of the Effective Date; and (b) reimburse Sweet for all reasonable out-of-pocket costs and expenses that Sweet incurs in providing such assistance (including travel (at coach airfare rates) and lodging costs if she is required to travel at the request of the Company).

                  4. Age Discrimination in Employment Act. SWEET ACKNOWLEDGES THAT IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, SWEET IS AWARE OF THE FOLLOWING WITH RESPECT TO HER RELEASE OF ANY CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT ("ADEA"):

                     4.1. She has been advised she should consult and represents that she has consulted with an attorney before signing this Separation Agreement;




                                  Exhibit H-2

                     4.2. She has the right to consider this Separation Agreement for up to twenty-one (21) days; and

                     4.3. She has seven (7) days after signing this Separation Agreement to revoke this Separation Agreement, and this Separation Agreement will not be effective until the eighth (8th) day following the Execution Date.

                  5. Maintaining Confidential Information. Sweet acknowledges that all proprietary knowledge and information which Sweet acquired in the course of her employment with the Company relating to the Company's financial status, personnel policies and procedures, business development activities, services, products, advertising, prices, suppliers, supplier lists, customers, customer lists, customer needs and requirements, marketing sources, product designs, ideas, discoveries, creations, developments, improvements, computer software, manufacturing and processes (hereinafter collectively referred to as "Confidential Information") are the valuable property of the Company. This Confidential Information shall be deemed to include information designated by the Company as "non-public."

                     5.1. Sweet agrees not to disclose, divulge, or publish to any person or entity, any of the Confidential Information. Sweet further agrees not to use any of the Confidential Information against the Company or any of its employees, without the express prior written consent of the Company, or otherwise take any action which is prejudicial in any manner to the interests of the Company in preserving the Confidential Information. Sweet agrees to return any Confidential Information obtained, developed, or received by her during the course of her employment with the Company (including, but not limited to, all originals and copies of any tangible things which refer or relate to the Company's financial status, operations, products, clients or marketing) within ten (10) business days after the Effective Date. Sweet acknowledges that nothing in this Separation Agreement alters her obligations contained in a prior written agreement, if any, with the Company relating to non-disclosure of Confidential Information. To the extent that Sweet has signed such an agreement, Sweet hereby specifically reaffirms all such obligations.

                     5.2. Sweet represents that she shall return to the Company within ten (10) business days after the Effective Date:

                          5.2.1. all copies of any business records or documents
of any kind belonging to, or related to, the Company which are or were subject to her access, custody or control, regardless of the sources from which such records were obtained. Additionally, Sweet shall return likewise to the Company all keys, security passes and other means of access to the Company's offices, plants and other facilities.

                          5.2.2. any and all computer hardware, equipment and
software belonging to the Company, including any and all program and/or data disks, manuals and all hard copies of Company information and data , and shall disclose to the Company any and all passwords utilized by Sweet with regard to the Company's computer, hardware and software so that the Company has immediate, full and complete access to all of the Company's data and information stored, used and maintained by Sweet, or to which Sweet had access.

                  6. Nonsolicitation. For a period of 12 months from the Effective Date, Sweet shall not (i) solicit, encourage, or take any other action which is intended to induce any other




                                  Exhibit H-3
employee of the Company to terminate her employment with the Company, or (ii) interfere in any manner with the contractual or employment relationship between the Company and any such employee of the Company.

                  7. Personal Effects. Within ten (10) business days from the Effective Date, the Company shall return to Sweet all of her personal effects from her office at the Company. The Company shall permit Sweet to make arrangements within ten (10) business days after the Effective Date to enter her office at the Company, at a time and date on the weekend or after hours mutually acceptable by the Parties, to retrieve her personal effects. Sweet, or her designated representative, shall be accompanied by a representative of the Company's choice.

                  8. D&O Insurance. The Parties acknowledge that Sweet is an "Officer" and/or "Executive Officer" as those terms are defined in the Company's existing Directors and Officers Liability Policy (the "D&O Policy"). The D&O Policy is a "claims made" policy. The Company believes that Sweet is covered under the terms and conditions of the Policy for both liability and representation with respect to all claims asserted against or involving Sweet or the Company to the extent such claims are legally covered by such Policy, and agrees to refrain from canceling the D&O Policy or changing the terms of the D&O Policy in any manner that makes the coverage available to Sweet less favorable than the coverage available to the Company's other former officers and directors with respect to the same period of service as an officer or director, as the case may be.

                  9. Authority. Each person executing this Separation Agreement represents that she or it has read and fully understands this Separation Agreement and that she or it has the authority to execute this Separation Agreement in her individual capacity or in the capacity identified on the signature page below.

                  10. Governing Law. All disputes arising out of or relating to this Separation Agreement, or the Parties' rights and obligations hereunder, shall be interpreted in accordance with and governed by the substantive law of the State of Delaware.

                  11. Severability. In the event that any one or more of the provisions contained in this Separation Agreement shall, for any reason, be held to be invalid, void, illegal or unenforceable in any respect, such invalidity, voidness, illegality or unenforceability shall not affect any other provision of this Agreement, and the remaining portions shall remain in full force.

                  12. Interpretation. Titles or captions herein are inserted as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Separation Agreement or any provision hereof. No rule of construction disfavoring the drafting Party shall apply in the interpretation of this Separation Agreement.

                  13. Entire Agreement. This Separation Agreement sets forth the entire agreement between the Parties with respect to Sweet's separation and supercedes any and all prior oral or written agreements or understanding between the Parties concerning the subject matter. This Separation Agreement may not be altered, amended, or modified, except by a further written document signed by the Parties.




                                  Exhibit H-4

                  14. Party Cooperation. The Parties agree to cooperate fully and to execute any and all supplementary documents and to take any and all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Separation Agreement, including without limitation full and complete dismissal with prejudice of any and all charges and complaints filed against and Party.

                  15. Counterparts. This Separation Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall, together, constitute one and the same document. The Parties shall not be required to execute the same counterpart(s) of this Separation Agreement in order for this Separation Agreement to become effective. Delivery of an executed counterpart of this Separation Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any Party delivering an executed counterpart of this Separation Agreement by telefacsimile shall also deliver a manually executed counterpart of this Separation Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Separation Agreement.

                  16. Disputes. If a Party is required to arbitrate or seek judicial enforcement of its or her rights under this Separation Agreement, the substantially prevailing Party in such proceeding shall be entitled to be reimbursed by the other Party for all of the first Party's reasonable attorneys' fees and expenses.




                                  Exhibit H-5

                  17. Effective Upon Occurrence of Effective Date. This Separation Agreement is only effective upon the occurrence of the Effective Date.

                  IN WITNESS WHEREOF, authorized representatives of the Parties, and each of them, have executed this Separation Agreement on the dates indicated below.


SHARON SWEET                                THE SPECTRANETICS CORPORATION



/s/ SHARON SWEET                            By:  /s/ EMILE GEISENHEIMER
---------------------------------               --------------------------------
Sharon Sweet


DATED:  June 6, 2002                        DATED:  June 6, 2002




                                  Exhibit H-6

                       IN THE UNITED STATES DISTRICT COURT

                          FOR THE DISTRICT OF DELAWARE

----------------------------------------

THE SPECTRANETICS CORPORATION,
a Delaware corporation,

         Plaintiff,

v.

JOSEPH A. LARGEY, an individual; PAUL       Civil Action No. 02-452-SLR
A. SAMEK, an individual, STEVEN
SWEET, an individual; LAWRENCE
MCKINLEY, an individual; SHARON
SWEET, an individual; and DOES 1
THROUGH 15 INCLUSIVE,

         Defendants.

----------------------------------------



                          NOTICE OF VOLUNTARY DISMISSAL

                  Pursuant to Fed. R. Civ. Pro. 41(a)(1), plaintiff The Spectranetics Corporation, by its undersigned attorneys, hereby dismisses the above-captioned action with prejudice.

Of Counsel:


                                        -----------------------------------
Christopher L. Kaufman                  Kevin G. Abrams
Latham & Watkins                        Peter B. Ladig
135 Commonwealth Drive                  Kelly A. Green
Menlo Park, CA  94025                   Richards, Layton & Finger P.A.
(650) 328-4600                          One Rodney Square
                                        P.O. Box 551
                                        Wilmington, Delaware  19899
                                        (302) 651-7700
                                           Attorneys for Plaintiff


Dated: June __, 2002




                                  Exhibit I-1

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


                                     )
THE SPECTRANETICS CORPORATION,       )
and EMILE J. GEISENHEIMER,           )
                                     )
         Plaintiffs,                 )
                                     )
v.                                   )     Civil Action No. 02-452-SLR
                                     )
JOSEPH A. LARGEY, and PAUL C.        )
SAMEK,                               )
                                     )
         Defendants.                 )
                                     )



                          NOTICE OF VOLUNTARY DISMISSAL

                  Pursuant to Chancery Court Rule 41(a)(1), plaintiffs The Spectranetics Corporation and Emile J. Geisenheimer, by their undersigned attorneys, hereby dismiss the above-captioned action with prejudice.

Of Counsel:


                                        -----------------------------------
Christopher L. Kaufman                  Kevin G. Abrams
Latham & Watkins                        Peter B. Ladig
135 Commonwealth Drive                  Kelly A. Green
Menlo Park, CA  94025                   Richards, Layton & Finger P.A.
(650) 328-4600                          One Rodney Square
                                        P.O. Box 551
                                        Wilmington, Delaware  19899
                                        (302) 651-7700
                                           Attorneys for Plaintiff


Dated: June __, 2002




                                  Exhibit J-1